United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 15, 2021

Date of Report (Date of earliest event reported)

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC Spalding Exchange 3953 Holcomb Bridge Road Suite 200 Norcross Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	VHAQ.U	NYSE American, LLC
Common Stock	VHAQ	NYSE American, LLC
Warrants	VHAQ.WS	NYSE American, LLC
Rights	VHAQ.R	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements of Viveon Health Acquisition Corp. (the “Company”) as of September 30, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors in consultation with Marcum LLP, the Company’s independent registered public accounting firm (“Marcum”), identified the need to revise the Company’s prior position on accounting for redeemable common stock and restate the Company’s December 28, 2020, December 31, 2020, March 31, 2021, and June 30, 2021 financial statements to reclassify its redeemable common stock outside of permanent equity.

In accordance with Securities and Exchange Commission (“SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its common stock issued in connection with the Company’s Initial Public Offering (the “Public Common Stock”) in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Management concluded that a deficiency in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness as defined in the SEC regulations.

In light of this material weakness, on November 15, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors, concluded that the Company’s financial statements as of and for the periods ended December 28, 2020, December 31, 2020, March 31, 2021, and June 30, 2021 should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for such periods. Accordingly, the Company will restate such financial statements in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 to be filed with the SEC as soon as practicable, to classify all Public Common Stock as temporary equity at redemption value and any related impact, as the threshold in its charter would not change the nature of the underlying shares as redeemable and thus would be required to be classified outside of permanent equity.

The reclassification of amounts from permanent equity to temporary equity will result in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. In connection with the change in presentation for the Public Common Stock subject to possible redemption, the Company will restate its earnings per share calculation to allocate income and losses pro rata between redeemable and nonredeemable common stock. This presentation contemplates a business combination as the most likely outcome, in which case, redeemable and nonredeemable common stock share pro rata in the income and losses of the Company.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

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